Exhibit 10.24

(English Translation)

Loan Contract of RMB

China Construction Bank

Serial Number of the Contract: 2000 FKD1127

Borrower (Party A): Weihai Economic & Technology Development Zone Longhai Properties Co., Ltd.
Address: 18 Haibin South Road, Weihai City
Postal code: 274400
Legal Representative: Shuangji Miao
Fax:0631-5193779
Telephone: 0631-5193779

Lender (Party B): China Construction Bank, Weihai Economic & Technology Development Zone Branch
Address: 17 Haibin South Road, Weihai City
Postal code: 274400
Legal Representative: Guoqiang Tao
Fax: 0631-5982142
Telephone: 0631-5983774

Party A applies the loan from Party B for the development of Longhai International project. Party B accepts the application. According to the relational laws and regulations, hereby both parties sign this contract on agreement for obeying it together.

No.1 Sum of Loan

The amount of the loan from Party A to Party B is RMB 40 million.

No.2 Purpose of Loan

The purpose of loan of Party A should be used for investment in fixed assets.

Party A should not change the purpose of the loan without the written agreement of Party B.

No.3 Term of Loan

The term of this contract is 24 months, from December 3, 2009 to December 2, 2011.

Where there is any inconsistency between loan date and the loan voucher, the latter shall prevail. The deadline of the loan in the first item of this chapter should be changed accordingly. The loan voucher is an integral part of this contract and shares the force and effect with the contract.

No.4 Interest Rate of Loan; Penalty Rate of Loan; Account of Interest and Settlement of Interest

First: Interest Rate

The interest rate of the contract is the annual interest rate and follows the way of (3) of the following items.

(1) Fixed rate, is ______%, and does not change in contract period.

(2) Fixed rate, goes____________ (up or down) ____________% on the basis of the prime rate of the account day, and does not change in contract period.

(3) Floating interest rate, the interest rate goes up (up or down) on the basis of prime rate of account rate. And it should be adjusted once in every 12 months from the account day of the contract to the deadline according to the prime rate in the day of the adjusting date and the up or down range. The adjusting date of rate is the corresponding day of the account day in that month. If there is no corresponding day of the account day, the last day of this month is the corresponding day for loan.

Second: Penalty Rate of Loan

(1) If Party A does not use the loan in the way of the agreement of this contract, the penalty interest rate is that the loan interest rate goes up 100%. If the interest rate has changed according to the third item of this Section, the penalty rate should be changed according to the adjusted interest rate and the above-mentioned adjustment range.

(2) The penalty rate of the overdue loan of the contract is that the interest rate goes up 50%. If the interest rate has changed according to the third item of this Section, the penalty rate should be changed according to the adjusted interest rate and the above-mentioned adjustment range.

(3) If the overdue and defalcation happens at the same time, it should choose the worse one to count the penalty interest and compound interest

Third: Prime Rate

The account day of the chapter refers to the day in which the loan is transferred to the appointed account at the first time.

At the first time that the loan has been provided, the prime rate is the corresponding period of RMB’S borrowing rate of the People's Bank of China in the account day. If the People's Bank of China does not public the interest rate, the prime rate is the corresponding period of RMB’S borrowing rate of the People's Bank of China in the account day or the interest rate accepted by other banks. After this, while the interest rate changes as the above-mentioned items, the prime rate is the corresponding period of RMB’S borrowing rate of the People's Bank of China in the adjusted day except for there is any other agreements.

Fourth: Calculation of Rate

The interest rate is counted from the day in which the loan is transferred into the appointed account of Party A. The loan of the contract is counted as daily rate. Daily rate = yearly rate / 360. If Party A cannot pay off the interest according to the contract in the deadline, the compound interest is counted in the next day.

Fifth: Settlement of Interest

(1) While the loan which performs the fixed interest rate settles the interest, the interest is counted as the appointment. While the loan which performs the floating interest rate settles the interest, the interest is counted as the floating interest rate in that period. While the interest rate floats many times in one period, the floating interest should be counted first. And the total interest is all floating interest and the interest of the settlement day.

(2) The settlement of the loan follows the I way as follows.

I. Settle the interest monthly, and the settlement day is the 20th every month.
II. Settle the interest seasonally, and the settlement day is the 20th of the last month every season.
III. Other ways ____________________________

No.5 Provision and Use of the Loan

First: Drawing Conditions

If the items below are not fulfilled, Party B has no obligations to provide the loan except for Party B give up the rights.

(1) Party A should manage to get the approval, register, payment, insurance and other relevant legal procedures.

(2) If the contract has guarantee, the guarantee which conforms to the requirement of Party B is available and remains valid.

(3) Party A should open an account for drawing and returning as Party B`s requirement.

(4) There is no event from Party A of default or danger the rights of Party B.

(5) The loan of the contract does not touch the laws, regulations, or the rights of the powerful department. Second: Use of the Loan The plan of usage is made sure as the I way as follows.

(1) Plan of usage as follows:

I. _______ year _______month _______day, sum_______.
II. _______year _______month _______day, sum_______.
III. _______year _______month _______day, sum_______.
IV. _______year _______month _______day, sum_______ .
V. _______year _______month _______day, sum_______.
VI. _______year _______month _______day, sum_______.

(2) _____________________________________________________

Party A should use the loan as the appointment in chapter 2, and should not advance, delay or cancel the drawing except for the written agreement of Party B.

If Party A draws the loan for many times, the deadline is still ensured as the appointment in the chapter 3 of the contract.

No.6 Use of Account and Monitor

The loan shall be disbursed to the account set up by Party A with Party B. Party B has the right to monitor the account.

No. 7 Repayment

First: Repayment Principle

Party A of the contract should be returned as the following principle:

Party B has rights to use the repayment of Party A in the expense which should be paid by Party A but paid by Party B or that Party B spend in the rights achievement. And the rest should be paid as the principle that capital after interest and interest removed with the capital. But for the capital overrun 90 days, the interest overrun 90 days or the stated loan by the laws and regulations, the repayment of Party A should be used in capital before interest after the above-mentioned expense.

Second: Repayment of Interest

Party A should pay Party B interest in account day. The first payment day is the first account day after which the loan is provided. The interest should be paid off with the capital in the deadline.

Third: Repayment Plan

The repayment plan follows the      (2)                 way

(1) The repayment plan as follows:

I. _______ year _______month _______day, sum_______.
II. _______year _______month _______day, sum_______.
III. _______year _______month _______day, sum_______.
IV. _______year _______month _______day, sum_______ .
V. _______year _______month _______day, sum_______.
VI. _______year _______month _______day, sum_______.

(2) Repay the loan pursuant to Section 6 Repayment of Loan of the Management and Cooperation Agreement on Real Estate Development Project.

Forth: Repayment Method

Party A should get the loan or interest that should be paid in the period ready in the account opened by Party B before the appointed day for repaying the funds, or transfers the funds in the appointed day from other accounts.

Fifth: Prepayment

If Party A wants to repay in advance, it should provide a written application with a 30_ working days notice to Party B.

With the agreement of Party B, Party A could repay parts of all the capital.

If Party A repays the capital in advance, the interest should be counted by the actual time and appointed interest rate.

If Party B agrees the repayment of Party A in advance, Party B has rights to charge the compensation fund. The amount of the fund should be made sure as the following (1) way:

(1) Compensation amount = Prepaid principal amount * prepaid months * 1%. Any period less than 30 days shall be counted as one month.

(2) _______________________________________________________

If Party A repays for times and repays parts of capital in advance, Party A should repay the capital in opposite order. After the repaying in advance, the loan which has not repaid yet should be performs as the appointed interest rate.

No.8 Rights and Obligations of Party A

First: Rights of Party A

(1) Have rights to require Party B to provide the loan according to the contract

(2) Have rights to use the loan in the appointed way of the contract.

(3) Have rights to apply to Party B for extending the period in the condition that obeys the regulations of Party B.

(4) Have rights to require Party B to keep the financial data and the business information about the production and trade secret except for the other regulations from the laws, other requirement from the powerful department or other appointment.

(5) Have rights to refuse the bribe from the employee of Party B. Have rights to report the above-mentioned actions or other actions which harm the laws or regulations about the national credit and service fee to related department.

Second: Obligations of Party A

(1) Have the obligations to draw the loan and pay off the capital and interest, undertake the expense of the contract according to the appointment of the contract.

(2) Supply the related financial material and operation material according to the requirement of Party B, including but not limited to the debt forms of the last quarter which should be handed in the first 15 working days in the first month of every quarter, income forms of the last quarter and fund operation forms of the year. Party A should take the responsibility with factuality, completeness and effectiveness of the forms, and should not supply the false information or hide the important finance and operation facts.

(3) Party A should inform Party B at least one day in written forms if the name, legal person, residence, trading range, registered funds, company rules and business registration get changed, and hand in the related material as the accessory to Party B.

(4) Party A should use the loan in the appointed way of the contract, should not be Misappropriation, diversion or dealing the illegal trade with the loan, should cooperate and accept the check and oversee of Party B to the operation, financial activity and use of the loan of the contract, should not take out the funds, transfer the assets or make use of the relational trade to escape the debt of Party B, should not make use of the false contract with the relational party to get the cash or mortgage by the unhappened notes or accounts and defraud the bank of the funds or faith.

(5) If the loan of the contract is used in the production and construction, Party A should obey the regulations about the environment protection.

(6) Before the capital and interest of the loan of Party B are paid off, Party A should not supply the guaranty to the third party by the funds from the loan of the contract without the agreement of Party B.

(7) If Party A is a group companies, Party A should inform Party B in time of the relational trade over the 10% of the net assets, including: A. The relationships of the parties. B. Items and property of the trade. C. The sum of the funds or the related proportion. D. Priced policy.

(8) If the preparatory loan of the contract is the capital assets or item loan, Party A should make sure that hypothetical item should get approved by the government and not touch the laws or regulations. The capital and other funds should be in place according to the appointed time and proportion. The construction should be built following the plan.

No.9 Rights and Obligations of Party B

First: Rights of Party B

(1) Party B has rights to require Party A to repay the capital, interest and expense of the loan on time, to discharge other appointed rights of the contract and to require Party A to perform other obligations of the contract.

Second: Obligations of Party B

(1) to provide the loan according to the contract except for the reasons that should not charge upon Party B.

(2) keep the financial data and the business information about the production and trade secret except for the other regulations from the laws, other requirement from the powerful department or other appointment.

(3) should not supply, charge or receive the bribe from Party A or the employees.

(4) should not have the dishonest or harmful actions to the legal profits of Party A.

No.10 Default Responsibility and Remedy for Situation Which Dangers the Rights of Credit of Party B

First: Default situation of Party B and Default Responsibility

(1) If Party B does not provide the appointed loan without proper reasons, Party A has rights to require Party B provide the loan according to the contract.

(2) If Party B charge the illegal interest or fee, Party A has rights to get it back.

Second: Default Situation of Party A

(1) Party A disobeys any appointment of the contract or any legal obligations.

(2) Party A shows that he will not obey any appointment of the contract by statement or actions.

Third: Situation which may danger the rights of credit of Party B

(1) If any following situation happens, Party B may consider it endangering the loan of the contract: Party A happens contracting, trusteeship, renting, rebuilding for joint-stock, capital reduction, consolidation, merger, acquisition, spin-offs, joint venture, suspending business for rectification, dismissing, getting cancelled, bankrupt, shareholder alteration or important property transfer, off production, significant legal disputes, getting the most fine from the powerful department, registration annulment, revoking license, out of business, having difficulties in operation or deteriorating financial situation and that the legal person cannot take on the responsibility.

(2) If any following situation happens, Party B may consider it endangering the loan of the contract: Party A does not pay off other mature debt, transfers the belongings in low price or none, reduces or let off the debt of the third party, is lazy in perform the loan rights or other rights or supplies the guaranty to the third party.

(3) The shareholders of Party A abuse the rights to escape the debt, and Party B may consider it endangering the loan of the contract.

(4) Any formal condition of the contract for providing the loan does not be persistent.

(5) The guarantor happens one of the following items, and he Party B may consider it endangering the loan of the contract:

I. Disobey any item of the guaranty contract or exist any falsity mistake or missing between the statement and guaranty.

II. The contracting, trusteeship, renting, rebuilding for joint-stock, capital reduction, consolidation, merger, acquisition, spin-offs, joint venture, suspending business for rectification, dismissing, getting cancelled, bankrupt, shareholder alteration or important property transfer, off production, significant legal disputes, getting the most fine from the powerful department, registration annulment, revoking license, out of business, having difficulties in operation or deteriorating financial situation and that the legal person cannot take on the responsibility which may affect the guarantor`s ability to perform the guarantee.

III. Other situations that the guarantor loses or has the possibility to lose the guaranty ability.

(6) The mortgage happens one of the following items, and he Party B may consider it endangering the loan of the contract:

I. The mortgage gets destroyed, damaged or value reduced for actions of the third party, national collection, forfeiture, requisition, retraction freely, removal, market condition transformation or other reasons.

II. The mortgage gets closed, detention, frozen, remaining, auction, oversaw by administration, or argument of the owning.

III. The mortgager disobeys any item of mortgage contract or exist any falsity mistake or missing between the statement and guaranty.

IV. Other situation which may endanger the mortgage.

(7) The guaranty is unsubstantiated, invalid, not efficient, cancelled, default of the guarantor or that he will not obey any appointment of the contract by statement or actions or that guarantor lose parts or all the guarantee ability, that the value of the guaranty reduces and other situations which Party B may consider it endangering the loan of the contract.

(8) Other situation which is considered to endanger the mortgage by Party B.

Forth: The remedy way of Party B

If any situation of the second or the third items has happened, Party B has rights to perform one or multinomial following items:

(1) Stop providing the loan

(2) Announce the loan become due and require Party A repay all the capital, interest and expense of the contract.

(3) If Party A picks up the loan in defiance of the contract, Party B has rights to require Party A pay the % of the drawn money as liquidated damages and refuse to provide the rest loan.

(4) If Party A uses the loan in defiance of the contract, the interest and compound interest should be counted as the account way of the contract and default interest rate to the appropriative parts from the abuse day to the deadline.

(5) If the loan is overdue, the interest and compound interest should be counted according to the account way of the contract and default interest rate to the capital and interest of the loan which has not been paid off from the overdue day to the pay-off day. The overdue loan means that Party A has not paid off on time or the action that Party A pays off over the deadline.

Before the deadline, the compound interest should be counted according to the account way of the contract and default interest rate to the capital and interest of the loan to the overdue interest.

(6) Other remedy ways, including but not limited to:

I. Pick up the money from other accounts which is opened in the Construction Bank of China without informing Party A in advance.

II. Perform the guaranty rights.

III. Require Party A supplies the new guaranty which should conform the new requirement of the Party of the contract.

IV. Discharge the contract.

No.11 Others

First: Undertaking of Expense

The expense of the contract or the guaranty for retaining fee, insurance, assessment, registration, storage, identification, notarization and so on should be taken on by Party A except for other appointment of the both Parties.

The expense of Party B to get the debt should be taken by Party A (including but not limited to legal cost, arbitration cost, property security cost, business trips cost, implementation cost, evaluation cost, auction cost, notarization cost, post cost, announcement cost, lawyer cost and so on).

Second: Use of the Information of Party A

Party A agrees that Party B inquires about the credit of Party A from the People`s Bank of China and the finance company data pool which is approved to built by finance department or relational units and departments, and that Party B supply the credit of Party A to the People`s Bank of China and the finance company data pool which is approved to built by finance department. Party A also agrees that Party B uses and discloses the information of Party A logically.

Third: Notice Motion to Urge

If Party A delays returning the capital or interest of the loan or happens other default actions, Party B has rights to inform the relational units or departments and perform the public notice by media.

Forth: Evidence Effect Recorded by Party B

The inner financial records of the capital, interest, expense and repayment of the Party b, bills and documents which is brought in the process of Party A`s drawing, repaying and paying for the interest produced or kept by Party B and the record or documents from Party B to hasten for the loan are all the evidence to prove the obligatory relationships between Party A and Party B except for there are opposite evidence. Party A should not come up with the opposition for unilateral keeping of the above-mentioned records, documents, bills and evidences to Party B.

Fifth: Reservation of Rights

The rights of Party B in the contract have no effect on other rights of the laws, regulations and other contracts. Any forgiveness, grace and favor to default or delay action or delay to perform the rights of the contract do not mean that to give up the rights or equity of the contract or the approval to the actions that go against with the contract, do not limit, stop and disturb to keep performing the rights or other rights, and have no effect on the obligations and responsibility from Party B to Party A.

Sixth: if there is other mature debt to Party B from Party A, Party B has rights to pick up the money from other accounts which is opened in the Construction Bank of China for the payable fund of Party A. Party A agrees and has no opposition.

Seventh: if the postal address or contact information of Party A have changed, Party A should inform Party B in time. The loss of the delaying notice should be taken on by Party A.

Eighth: Collection of Payable Funds

Party B has rights to pick up the money from other accounts which is opened in the Construction Bank of China without informing Party A in advance for the payable fund of Party A according to the contract. If there is a need to transact the relational foreign exchange procedure, Party A has obligations to help Party B to deal with it and undertake the exchange rate risk.

Ninth: Dispute Settlement

If there is dispute during the period of the performance of the contract, the both sides could make the settlement through consultation or according to       (1)         of the following way:

(1) Lawsuit. It is subject to the jurisdiction of the people’s court where the lender is located.

(2) Arbitration. Hand in ___________ according the arbitration rules to progress the arbitration. The arbitration is the final adjudication and has the sanction to the both parties.

During the period of the lawsuit or arbitration, the items which are not concerning the dispute should be still performed.

Tenth: Effective Conditions of the Contract

The contract will come into force upon the signature or stamp by the legal persons or the licensee of both parties.

Eleventh: the Contract is executed in 3 original.

Twelfth: Other Agreed Items

(1) the loan can only be used for Longhai International Project. Any violation may cause the acceleration

(2) in event of default by Party A’s failure to repay the loan, Party B has the priority to be paid from Party A’s assets and cash.

(3) Party A shall not distribute its profits without paying off the loan

(4) the Management and Cooperation Agreement on Real Estate Development Project has the equal legal effect of this agreement.

No.11 Statement

First, Party A knows about the operation range and given competence of Party B.

Second, Party A has read all the items of the contract. And Party B has accounted for some items in case of the demand of Party A. The Party has understood all the items of this contract and the legal consequence roundly and accurately.

Third, the obligations of the contract conform to the laws, administrative regulations and constitution of Party A or the rules of the internal organizations, and get approved by the inner powerful organization and / or national powerful department.

Party A (stamp): Weihai Economic & Technology Development Zone Longhai Properties Co., Ltd.
Legal Representative or Authorized Agent (signature): /s/ Shuangji Miao
Date: November 30, 2009

Party B (stamp): China Construction Bank, Weihai Economic & Technology Development Zone Branch
Authorized Agent (signature): /s/ Guoqiang Tao
Date: November 30, 2009